Exhibit 99.1

Phone:	(212) 885-5544
Fax:	(212) 885-5001
Email:	EAdams@BlankRome.com

February 18, 2009

VIA TELECOPY TO (405) 752-8852

AND OVERNIGHT COURIER

Mr. Donald E. Smith

President and Chief Executive Officer

73114 Investments, L.L.C.

c/o Avalon Correctional Services, Inc.

13401 Railway Drive

Oklahoma City, Oklahoma 73114

Re:	Your Section 220 Demand for Books and Records

Dear Mr. Smith:

This firm represents The Providence Service Corporation (the “Company”). As such, we have been requested to respond to the demand letter dated February 10, 2009 (the “Demand Letter”) that you sent to the attention of the Corporate Secretary of the Company on behalf of 73114 Investments, L.L.C. and its controlling stockholder, Avalon Correctional Services, Inc. (collectively, the “Avalon Group”), requesting that various books and records of the Company, as more fully specified in the Demand Letter (collectively, the “Books and Records”), be made available for inspection and copying pursuant to Section 220 (“Section 220”) of the Delaware General Corporation Law, as amended (the “DGCL”).

Please be advised that, for the reasons set forth herein, the Company hereby declines to comply with the demands made in the Demand Letter. As we indicated in our letter to you dated January 26, 2009, which replied to your earlier request for access to confidential books and records of the Company, the Company continues to believe that the demands made in the Demand Letter are extraordinarily overbroad, patently inappropriate, unduly burdensome and devoid of a proper purpose, and, as such, represent an egregious abuse of the Section 220 demand process. In addition, the Company believes that your inclusion in the Demand Letter of false and misleading statements, and the affirmation under oath that such statements are true and correct, renders the Demand Letter defective ab initio.

Mr. Donald E. Smith

73114 Investments, L.L.C.

February 18, 2009

It is clear to the Company that the primary purpose of the Demand Letter is something other than to obtain the requested information or to exercise any of your legitimate rights as a stockholder. While you recite a litany of purposes in the Demand Letter to justify the extraordinarily overbroad, patently inappropriate and unduly burdensome requests contained therein, the Company believes that such stated purposes are completely pre-textual and that, more likely, the Avalon Group’s purpose is to use the Section 220 demand process as part of a continuing campaign to harass, intimidate and bully the Company and its Board members into acquiescing to the various other “demands” you have made of the Company, including a request for multiple Board seats. The Company also believes that you are attempting to use the Section 220 demand process so as to find a legal mechanism to publicly broadcast otherwise confidential information in the context of your recently commenced consent solicitation against the Company.

Please take note that the potential for stockholders to abuse the Section 220 process and engage in indiscriminate fishing expeditions, as the Company believes you have clearly done in submitting the Demand Letter, has not gone unnoticed by the Delaware Chancery Court which has indicated in recent cases that the potential for abuse is very much alive when the Section 220 demand is made in the contest of an impending or ongoing proxy contest. We call you attention to, among other recent cases, the holding of the Delaware Chancery Court in Highland Select Equity Fund, L.P. v. Motient Corporation (C.A. No. 2092-N, July 6, 2006).

In the Demand Letter, you include, in the litany of purposes stated to justify the demands made therein, the need to conduct various “investigations” into the Company’s corporate affairs. However, the mere statement of a purpose to investigate possible general mismanagement, without more, is not sufficient to entitle a stockholder to broad Section 220 inspection rights. As your outside counsel is well aware, the law in the State of Delaware is that a stockholder must show by a preponderance of the evidence that there is a credible basis for believing that there are legitimate issues of wrongdoing to investigate before such issues can form the basis of a “proper purpose.” We call your attention to, among other cases, the recent decision by the Supreme Court of the State of Delaware in Seinfeld v. Verizon Communications, Inc., 909 A.2d 117 (Del. 2006). In the Demand Letter, you offer no credible evidence whatsoever to suggest that there are any legitimate issues of mismanagement or wrongdoing to investigate. The mere statement that you have credible evidence is insufficient.

Rather than provide credible evidence to support your fishing expedition, you make false and misleading statements and conjure up fictitious scenarios that do nothing to enhance the credibility of your “evidence” or the legitimacy of your Demand Letter. By way of example, you falsely and misleadingly imply, without any credible evidence, that the Company’s former director, Steven Geringer, resigned from the Company’s Board of Directors due to some “concern” with how the Company’s senior management was being compensated, you falsely state that Mr. Geringer’s resignation was misreported by the Company, and you falsely state that

Mr. Donald E. Smith

73114 Investments, L.L.C.

February 18, 2009

the Company did not report Mr. Geringer’s resignation in a Current Report on Form 8-K as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). While we understand that the true facts with respect to Mr. Geringer’s resignation are not as helpful to your attempt to conjure up a credible basis for your Demand Letter or to use the Demand Letter as a rhetorical platform, the true state of events stands in stark contrast to your false and misleading characterization. Point of fact, on April 10, 2008, Mr. Geringer resigned from the Company’s Board of Directors for personal reasons and, the very next day, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K, pursuant to Item 5.02 thereof, to report, that Mr. Geringer had resigned for personal reasons. To suggest or imply otherwise, when the aforementioned facts are publicly available and easily accessible, is to show, at a minimum, a reckless disregard for the truth.

While we recognize that you are attempting to use the Demand Letter as a rhetorical platform, we call to your attention that you have executed the Demand Letter under oath and, accordingly, have represented to the Company in the Demand Letter, under the penalty of perjury, that all of the “facts, statements and representations” contained in the Demand Letter are true and correct. There are important policy reasons why Section 220 requires that a demand made thereunder be made under an oath or affirmation indicating the truthfulness of the statements contained therein. The Delaware Chancery Court has held that a demand letter is defective without language indicating either an oath or affirmation as to the truth of the statements contained therein. See Frank v. Libco Corp., 1992 Del. Ch. LEXIS 253 (Del Ch. 1992). In similar fashion, we believe that the Delaware Chancery Court would hold that a demand letter that contains the oath required by Section 220 but contains false and/or misleading statements, either made intentionally or with reckless disregard for the truth, would also be defective.

We also note that on February 13, 2009 you and your affiliates at the Avalon Group filed the Demand Letter with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to a Schedule 13D Amendment. While it is not our place to review with you the consequences of intentionally, or with reckless disregard for the truth, making false statements in either a stockholder demand made under oath in accordance with Section 220 or a filing with the SEC, particularly a filing that you expect investors to rely upon, we find your actions to be of serious concern and deeply troubling and disappointing and we would be surprised if the Delaware Court of Chancery did not share our concern and disappointment.

Accordingly, even if the Company did not believe it had ample grounds to decline the demands made in the Demand Letter for failure to state a proper purpose, it is the Company’s belief that your inclusion of false and misleading statements in the Demand Letter renders it defective under Section 220.

Mr. Donald E. Smith

73114 Investments, L.L.C.

February 18, 2009

*   *   *   *   *   *

If have any questions regarding any of the above or wish to discuss this matter further, please have your counsel contact me at (212) 885-5544 or by e-mail at EAdams@Blankrome.com. In my absence, your counsel can also contact my colleague, Keith E. Gottfried, at (202) 772-5887 or by e-mail at Gottfried@Blankrome.com. Both of us may be reached by fax at (212) 885-5001.

Sincerely,

/s/ ELISE M. ADAMS

Elise M. Adams

cc:	Lisa A. Schmidt, Esq. (Richards, Layton & Finger, P.A.)
Eric S. Gray, Esq. (Avalon Correctional Services, Inc.)
Fred Furman, Esq., (The Providence Service Corporation)